UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2010
SANTARUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation or Organization)		Identification No.)
3721 Valley Centre Drive, Suite 400, San Diego, California 92130
(Address of Principal Executive Offices) (Zip Code)
(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On September 29, 2010, Santarus, Inc. (“Santarus” or the “Company”) issued a press release announcing positive top-line results from the Phase III clinical study conducted in the U.S. and India to evaluate the safety and efficacy of budesonide MMX® for the induction of remission of mild or moderate active ulcerative colitis. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     The study results show that budesonide MMX 9 mg taken once daily met the primary endpoint of superiority to placebo (p=0.0143) in achieving clinical remission as measured by the ulcerative colitis disease activity index (“UCDAI”) score after eight weeks of treatment. The top-line study results also indicate that budesonide MMX 9 mg and 6 mg were generally well tolerated and the frequency of treatment emergent adverse events was similar to placebo. Santarus and Cosmo Technologies Ltd., a subsidiary of Cosmo Pharmaceuticals (“Cosmo”), are collaborating on the budesonide MMX Phase III clinical program.
     Under the statistical analysis plan submitted to the U.S. Food and Drug Administration (“FDA”) for the Phase III study, to achieve statistical significance the budesonide MMX 9 mg and 6 mg treatment arms required a separate analysis at a p-value of 0.025 compared with the placebo group. The intent-to-treat (“ITT”) population in the pre-defined statistical analysis plan was all randomized patients who received at least one dose of a study drug, excluding patients with normal histology at baseline as determined by biopsy, or due to Good Clinical Practice (“GCP”) violations or major entry criteria violations.
     Based on the preliminary analysis, remission rates for the ITT drug treatment groups versus placebo are summarized in the table below:

		Patients in
Treatment Arm	Number of Patients	Remission (%)	p-value
Budesonide MMX 9 mg	123	22 (17.9%)	0.0143	*
Budesonide MMX 6 mg	121	16 (13.2%)	0.1393
Asacol® (mesalamine) reference arm	124	15 (12.1%)	0.2200	(a)
Placebo	121	9 (7.4%)

*	Statistically significant vs. placebo

(a)	Not powered to show a statistical difference between budesonide MMX treatment arms and Asacol
Remission rates for the treatment groups consisting of per protocol patients versus placebo, based on the preliminary analysis, are summarized in the table below:

		Patients in
Treatment Arm	Number of Patients	Remission (%)	p-value
Budesonide MMX 9 mg	69	20 (29.0%)	0.0027	*
Budesonide MMX 6 mg	72	11 (15.3%)	0.2110
Asacol (mesalamine) reference arm	73	10 (13.7%)	0.3144	(a)
Placebo	61	5 (8.2%)

*	Statistically significant vs. placebo

(a)	Not powered to show a statistical difference between budesonide MMX treatment arms and Asacol

The per protocol patients treatment groups excluded patients from the intent to treat patient population who had specified protocol deviations.
     Remission rates for the data set consisting of all 509 patients randomized and receiving at least one dose of study drug versus placebo (with patients who had normal histology at baseline or GCP violations or major entry criteria violations assigned to the non-responder group), based on the preliminary analysis, are summarized in the table below:

		Patients in
Treatment Arm	Number of Patients	Remission (%)	p-value
Budesonide MMX 9 mg	127	22 (17.3%)	0.0119	*
Budesonide MMX 6 mg	127	16 (12.6%)	0.1350
Asacol (mesalamine) reference arm	127	15 (11.8%)	0.1912	(a)
Placebo	128	9 ( 7.0%)

*	Statistically significant vs. placebo

(a)	Not powered to show a statistical difference between budesonide MMX treatment arms and Asacol
Treatment emergent adverse events for the safety data set, based on the preliminary analysis, are summarized in the table below:

	Treatment
	Emergent	Mild	Moderate	Severe
Treatment Arm	AEs (%)	(%)	(%)	(%)
Budesonide MMX 9 mg (n=127)	57.5%	23.6%	27.6%	6.3%
Budesonide MMX 6 mg (n=126)	58.7%	26.2%	23.0%	9.5%
Asacol (mesalamine) reference arm (n=127)	63.0%	30.7%	27.6%	4.7%
Placebo (n=129)	62.0%	24.0%	26.4%	11.6%
Santarus believes the ITT population defined in its statistical analysis plan is appropriate, however, additional sensitivity analyses as described above or otherwise may be performed as part of the regulatory review process.
European Phase III Clinical Study
     Santarus also announced that it expects to have the top-line results from the European Phase III clinical study available in November 2010. Final audits at the European clinical sites are being conducted prior to locking and unblinding the database.
     Assuming positive results in the European clinical study, Santarus plans to submit a New Drug Application (“NDA”) for budesonide MMX 9 mg in the second half of 2011 following the completion of the ongoing double-blind, placebo-controlled extended use study.

Budesonide MMX Phase III Study Design
     Budesonide MMX is being evaluated for the treatment of mild or moderate active ulcerative colitis in two Phase III clinical studies, both of which are intended to support U.S. regulatory submission. The primary endpoint is the achievement of clinical remission as measured by a UCDAI score < 1 after eight weeks of treatment with a score of 0 for rectal bleeding and stool frequency, and > 1 point reduction from baseline in the endoscopy score without any sign of mucosal friability (an indicator of mucosal inflammation).
     Each clinical study was a multicenter, randomized, double-blind, double-dummy, placebo-controlled four-arm study.
•	Study CB-01-02/01 was conducted in the U.S. and India. In this study budesonide MMX 9 mg or 6 mg dosed once daily were compared to placebo. A reference arm using two Asacol 400 mg delayed-release tablets dosed three times a day for a total of 2400 mg daily (the FDA-approved dosage of Asacol for induction of remission of ulcerative colitis) was also included.

•	Study CB-01-02/02 was conducted in Europe and compared budesonide MMX 9 mg or 6 mg dosed once daily to placebo. A reference arm using three Entocort EC® (budesonide) 3 mg capsules for a total of 9 mg dosed once daily was also included.
The Phase III clinical studies were powered to show a statistical difference between the two budesonide MMX treatment arms and placebo. The reference arms using Asacol in the U.S. study and Entocort EC in the European study were not powered to show statistical differences versus budesonide MMX.
Extended Use Study Ongoing Through Mid-2011
     As previously reported, the FDA requested that the results from an additional 12-month extended use study be included in the Phase III clinical program to support a U.S. regulatory submission. This study is designed to:
•	Evaluate the long-term safety and tolerability of budesonide MMX 6 mg, and

•	Collect data on the efficacy of budesonide MMX 6 mg in the maintenance of remission of ulcerative colitis compared to placebo.
A total of 123 patients from the Phase III clinical studies in the U.S., India and Europe are enrolled in this double-blind, placebo-controlled extended use study, which is scheduled to be completed in mid-2011.
Forward-Looking Statements
     Santarus cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Forward-looking statements include statements regarding: the timing of European study results, the completion of the extended use study and the U.S. NDA submission for budesonide MMX. The inclusion of forward-looking statements should not be regarded as a representation by Santarus that any plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in Santarus’ business, including, without limitation: Santarus’ ability to successfully develop its budesonide MMX, rifamycin SV MMX and other product candidates in a timely manner or at all (including timely and successful completion of the budesonide MMX European Phase III and extended use studies); whether the final audits at clinical sites for the budesonide MMX European Phase III study are successfully completed; whether Santarus is able to obtain regulatory approval for budesonide MMX and its other product candidates in a timely manner or at all, including whether the FDA agrees with the statistical analysis plan for the budesonide MMX Phase III studies and interpretation of the results; risks associated with the collaboration with Cosmo relating to the MMX product candidates, including the potential for termination of the collaboration; competition from other products; unexpected adverse side effects or inadequate therapeutic efficacy of Santarus’ products and product candidates; the scope and validity of patent protection for Santarus’ products and product candidates; and other difficulties or delays relating to the development, testing, manufacturing and marketing of, and obtaining and maintaining regulatory approvals for, Santarus’ products and product candidates; and other risks detailed in Santarus’ prior public periodic filings with the Securities and Exchange Commission.
     You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Santarus undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press Release, dated September 29, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.

Date: September 29, 2010	By: Name:	/s/ Gerald T. Proehl Gerald T. Proehl
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 29, 2010